Exhibit 5.1

May 9, 2025

DraftKings Inc.

222 Berkeley Street, 5th Floor

Boston, Massachusetts 02116

Re:	Registration Statement on Form S-8 for (i) an additional 90,496,230 shares of the Company’s Class A common stock, par value $0.0001 per share, under the DraftKings Inc. 2020 Incentive Award Plan, and (ii) an additional 14,136,246 shares of Class A common stock, par value $0.0001 per share, under the Amended and Restated DraftKings Inc. Employee Stock Purchase Plan.

Ladies and Gentlemen,

We have acted as special Nevada counsel to DraftKings Inc., a Nevada corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). Such Registration Statement relates to the offering and sale of (i) an additional 90,496,230 shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), under the DraftKings Inc. 2020 Incentive Award Plan (as amended or restated from time to time, the “Incentive Plan”) and (ii) an additional 14,136,246 shares of Class A Common Stock under the Amended and Restated DraftKings Inc. Employee Stock Purchase Plan (as amended or restated from time to time, the “ESPP” and, together with the Incentive Plan, the “Plans”). Such shares, issuable under the Plans and registered by the Registration Statement, are hereinafter referred to as the “Company Plan Shares.”

In connection with the filing of the Registration Statement, we have examined and relied upon originals or copies, certified to our satisfaction, of: (i) the Plans; (ii) the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, each as amended to the date hereof; (iii) records of corporate proceedings of the Company related to the Plans; (iv) the Registration Statement and exhibits thereto; and (v) such other documents and instruments as we have deemed necessary for the expression of the opinions contained herein. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photocopies. As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

Based upon the foregoing examination and assuming that the consideration, if any, required to be paid in connection with the issuance and sale of shares of Company Plan Shares under the applicable Plan is actually received by the Company as provided in such Plan, we are of the opinion that the Company Plan Shares when, and if, issued under the applicable Plan will be duly authorized, validly issued, fully paid and nonassessable.

Greenberg Traurig, LLP | Attorneys at Law 10845 Griffith Peak Drive | Suite 600 | Las Vegas, Nevada 89135 | T +1 702.792.3773 | F +1 702.792.9002 www.gtlaw.com

DraftKings Inc.

May 9, 2025

This opinion is rendered solely in connection with the transactions covered hereby, is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

The opinions expressed herein are specifically limited to the laws of the State of Nevada and are as of the date hereof. We assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Sincerely,

/s/ GREENBERG TRAURIG, LLP
GREENBERG TRAURIG, LLP

Greenberg Traurig, LLP | Attorneys at Law
www.gtlaw.com